AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2002

                                                      REGISTRATION NO. 333-47150
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                             ______________________
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                         MERCURY INTERACTIVE CORPORATION
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                     77-0224776
   (State or other jurisdiction of                      (I.R.S. employer
    incorporation or organization)                     identification no.)

                              ____________________

                              1325 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 822-5200
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                              ____________________

                                  AMNON LANDAN
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         MERCURY INTERACTIVE CORPORATION
                              1325 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 822-5200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

                                   Copies to:
           SUSAN J. SKAER, ESQ.                       DAVID K. MICHAELS, ESQ.
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY           FENWICK & WEST LLP
     MERCURY INTERACTIVE CORPORATION              275 BATTERY STREET, 15TH FLOOR
             1325 BORREGAS AVENUE               SAN FRANCISCO, CALIFORNIA  94111
        SUNNYVALE, CALIFORNIA 94089                       (415) 875-2300
              (408) 822-5200
                              ____________________


================================================================================

               DEREGISTRATION OF NOTES AND SHARES OF COMMON STOCK
                        ISSUABLE UPON CONVERSION OF NOTES

     The Registrant files this post-effective amendment to deregister the 4.75% Convertible Subordinated Notes due July 1, 2007 and the shares of common stock, $0.002 par value per share, issuable upon conversion of the notes. The Registrant is no longer obligated to keep the registration statement effective under the terms of the Registration Rights Agreement among the Registrant and Goldman, Sachs & Chase Securities Inc. and Deutsche Banc Securities Inc. dated July 3, 2000, which agreement was filed as Exhibit 4.7 to the registration statement (incorporated by reference to Exhibit 4.3 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2000).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on October 29, 2002.

                                     MECURY INTERACTIVE CORPORATION

                                     By:  /s/ Amnon Landan
                                          --------------------------------------
                                          Amnon Landan
                                          President, Chief Executive Officer and
                                          Chairman of the Board

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                                    DATE
---------                         -----                                    ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Amnon Landan               President, Chief Executive Officer and  October 29, 2002
-----------------------------  Chairman of the Board
Amnon Landan

PRINCIPAL FINANCIAL OFFICER:

/s/ Douglas P. Smith           Executive Vice President and            October 29, 2002
-----------------------------  Chief Financial Officer
Douglas P. Smith

PRINCIPAL ACCOUNTING OFFICER:

/s/ Bryan LeBlanc              Vice President, Finance                 October 29, 2002
-----------------------------
Bryan LeBlanc

ADDITIONAL DIRECTORS:

          *                    Director                                October 29, 2002
-----------------------------
Igal Kohavi

          *                    Director                                October 29, 2002
-----------------------------
Yair Shamir

          *                    Director                                October 29, 2002
-----------------------------
Giora Yaron

          *                    Director                                October 29, 2002
-----------------------------
Kenneth Klein

/s/ Clyde Ostler               Director                                October 29, 2002
-----------------------------
Clyde Ostler


*By:  /s/ Susan J. Skaer                                               October 29, 2002
    ---------------------
    Susan J. Skaer
    Attorney-in-fact




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